Exhibit 10.15

*** Represents material that has been omitted and will be filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933, as amended.
PURCHASE AGREEMENT
Page 1
		Date 100624	Agreement No. ***	Supplier 911595
Our Reference		Your Reference
Nils-Erik Torstensson		JASON RUDD
Delivery Address		Supplier
Autoliv Electronics AB Kaj 9 Medevivägen 55 591 39 MOTALA		MOBILEYE TECHNOLOGIES LIMITED GREG TOWER 7 FLORINIS STREET P.O. BOX 24854 NICOSIA 1034, CYPRUS
Your Agreement No
Validity Period 100624
Terms of Delivery		Terms of Payment
FCA INCOTERMS 2010		30 DAYS NET
Delivery Method		Currency Code
AIR		USD

För delta Inköpsavial gäller vára allmänna inköpsvillkor.

Se baksidan och instruction “Autoliv Electronics leverantörshandbok”

Our general purchasing conditions are valid for this Purchase Agreement.

See our overleaf and instruction “Autoliv Electronics Supplierhandbook”

STD TS 16949 PRINCIPER TILLÄMPAS AV / PRINCIPLES ARE APPLIED BY AUTOLIV ELECTRONICS
Our Item No Our Description Your Item No / Description	From qty	Unit	Purch Price	Ppu	Disc %
618389800A		ST	***		%

(S)IC EYEQ2, BGA-561

THE MOBILEYE EYEQ2 SYSTEM-ON-CHIP (SOC) IS THE SECOND-GENERATION VISION-

SYSTEM-ON-CHIP .ALL PERIPHERAL CIRCUITS ARE INTEGRATED INTO

THE EYEQ2 , INCLUDING DUAL CAN INTERFACES, UART, I2C CONTROLLER, MOBILE DUAL

DATA RATE DRAM CONTROLLER, PARALLEL I/O AND THREE VIDEO INTERFACE UNITS.

AEC-Q100. PACKAGE: 561-BGA, OPERATING TEMPERATURE       40 85 Cº

PN: STME-EYEQ2-TR

618389801A		ST	***		%

(S)IC EYEQ2, KAFAS 22, BGA-561

THE MOBILEYE EYEQ2 SYSTEM-ON-CHIP (SOC) IS THE SECOND-GENERATION VISION-

SYSTEM-ON-CHIP .ALL PERIPHERAL CIRCUITS ARE INTEGRATED INTO

THE EYEQ2 , INCLUDING DUAL CAN INTERFACES, UART, I2C CONTROLLER, MOBILE DUAL

DATA RATE DRAM CONTROLLER, PARALLEL I/O AND THREE VIDEO INTERFACE UNITS.

AEC-Q100 . PACKAGE: 561-BGA, OPERATING TEMPERATURE      40 85 Cº

PN: STME-EYEQ2-TR

Our Signature:		Your Acknowledgement:
Postal Address AUTOLIV ELECTRONICS AB Box 383 SE-591 24 MOTALA SWEDEN	Org. Nr. 556527-1474 VAT No SE556527-147401 DUNS No 509421988 Styrelsens sate Motala	Telephone +46 141-22 30 00 Telefax / Faxsimile +46 141-528 57		Our Bank Skandinaviska Enskilda Banken AB IBAN SE73 5000 0000 0556 5102 7521 SWIFT ESSESESS

ALLMÄNNA INKÖPSVILLKOR

[Original Swedish Text Omitted]

GENERAL PURCHASING CONDITIONS

Orders/delivery schedules shall immediately be confirmed by you in writing. If the order is not confirmed within 1 week, this will be regarded as a tacit acceptance. A shipping note shall always be enclosed with the goods. The invoice shall be sent in triplicate if the acceptance or the invoice contains conditions, incompatible with this order, we reserve the right to cancel the order. To be valid, every change in this order shall be acknowledged by us in writing.

A. Validity

The following conditions are valid in its entirety, if nothing else is agreed in writing.

B. Secrecy

Drawings, technical documents, samples and products may not be in personal use, be copied, reproduced, delivered or in any other way brought out to a third party.

C. Information obligation

The supplier is obliged to immediately inform Autoliv about changes in product / process and for disturbances that can influence quality and reliability or the agreed deliveries.

D. PPAP

Before several deliveries are allowed to start the supplier are responsible for realisation of approved PPAP and that signed PSW has been received from AES.

The packing shall be clearly marked with PPAP and be sent to according to agreed APQP. When PPAP is approved by Autoliv, no change of material, manufacturing process or any other change are allowed without Autolivs approval and new PPAP.

E. Material

Unless nothing else has been expressly stated in inquiry or in order/delivery schedule, it is presumed that the supplier acquires and defray the material necessary for the manufacturing. When Autoliv is supplying the material and details, the list of material consumption attached to the inquiry or to the order, is decisive for Autoliv duty of delivery. In the list, overquantity is calculated for working wastage. If the supplier finds it necessary to order more material than included in the list, this will be invoiced by Autoliv. Material shall be kept by the supplier in such a safe way, that no confusion in material may occur. Falling scrap is the supplier’s property.

F. Tools and models

Unless nothing else has been stated, it is presumed that the supplier acquires and defray necessary tools and models. In cases when Autoliv is defraying tools and models, prices and costs shall always be accepted by Autoliv in writing. Tools and models shall always be invoiced separately. The tools and models defrayed by Autoliv remain the property of Autoliv and may not without Autoliv acceptance be used for third party. If an agreement of continued manufacturing not can be reached Autoliv has the right to get the tools and models for manufacturing elsewhere. All tools belonging to Autoliv shall pass Autoliv area physically to be marked with inventory number and filling of the freight documents. Tools and models shall be kept safely and “last-piece” shall always be kept together with tool or model.

G. Damage Insurances

The supplier is obliged to insure material and tools belonging to Autoliv to an adequate value. And to have a valid insurance for product liability.

H. Manufacturing instructions

The supplier shall always, concerning manufacturing instructions, observe the technical instructions from Autoliv.

I. Inspection

The supplier is always responsible for necessary inspection.

J. Quality

Autoliv is using the TS 16949 system and subcontractors to Autoliv shall apply the same working methods. As to the rest, reference is made to the quality demands of Autoliv quality requirements described in the Autoliv supplier handbook.

K. Complaints

Autolivs purchase aim at perfect products that meet with requirements and quality listed in the order documents. If Autoliv finds a lot with defective products, the whole lot will be rejected. The lot will be sent back to the supplier at his own expense, for sorting out and control. If this is not possible, Autoliv will demand the supplier to execute this at Autoliv, with his own staff. The costs thus accruing at Autoliv will be charged against the supplier. When sorting out, Autoliv can adjust or scrap products. The costs accruing in connection with this will be charged against the supplier. This will always be done in agreement with the supplier.

All costs that accruing to Autoliv Electronics AB in connection with defective products will always be invoiced the supplier.

L. Supervision and inspection

For supervision of the manufacturing, capability tests, inspection and control, Autoliv reserves the right to have fully insight into these operations. Autoliv reserves this right also when the manufacturing is placed on another company.

M. Guarantee

The supplier guarantee that the delivered products are perfect and produced in a professional way and the supplier is obliged to free of charge replace or adjust defects found by Autoliv, provided that the defects are not due to products supplied by Autoliv or due to reasons outside the supplier’s control.

N. Changes

At Autolivs request, the supplier is obliged to make changes according to instructions supplied by Autoliv. Concerning time costs accruing from this, an agreement with the supplier will be made from case to case.

O. Shipment and freight

In case of long term storing or freight, the goods shall be delt with in such a way that it is safely protected. A shipping note shall be drawn up and be enclosed in each separate shipment to Autoliv.

P. Terms of payment

When nothing else is stated, term of payment is 60 days net. In cases of where no other conditions are agreed with Autoliv in writing, Autoliv expresssly reserves the right to count the term of payment from the invoice’s date of arrival at Autoliv in cases when the delivery is made previously, otherwise from the day the delivery is fulfilled.

Q. Cancellation

This order/delivery schedule is based on Autoliv present planning and constructions. In case of replanning or change in constructions, Autoliv has the right to wholly or partially cancel the order without any expenses. Cancellation may be done with immediate effect concerning standard components and concerning special components, made exclusively for Autoliv, according to agreement, however with 3 months notice maximum.

R. Deliveries

Deliveries shall be made according to quantities and times declared in the order/delivery schedule.

S. Damages

In cases when the supplier cannot fulfill the commitments declared and confirmed in the order/delivery schedule, Autoliv is entitled to damages. Claim for damages will be made when delivery failes to come off within 2 weeks and if it not can be proved that this is due to reasons outside the supplier’s control, according to the following: 1% of the price of the product the first week and after that 1% for each extra week or part of that week, however, 10% of the price of the product maximum.

EUR-Certificate

A complete subcontractor certificate (EUR-certificate) is requested for the goods specified in this order. The order is not considered fully delivered until the necessary documents are Autoliv at hand. In case the goods do not fulfill the original rules of EU-EFTA, this shall be announced in the acknowledgement of order. In case when the supplier earlier has handed over a certificate, not conditioned by the time, and valid for goods specified in this order, the above request for subcontractor certificate shall be left without proceedings.